UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

ENTERPRISE GP HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 12, 2008, Enterprise GP Holdings L.P. issued a press release regarding its consolidated and parent-only financial results for the three and twelve months ended December 31, 2007. A copy of the earnings press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 2.02.

Significant Relationships

Enterprise GP Holdings L.P. is a publicly traded Delaware limited partnership, the registered limited partnership interests of which (“the Units”) are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “EPE.” The current business of Enterprise GP Holdings L.P. is to own general and limited partner interests of publicly traded partnerships engaged in the midstream energy industry and related businesses. Unless the context requires otherwise, references to “we,” “us,” “our,” or “the Company” are intended to mean the business and operations of Enterprise GP Holdings L.P. and its consolidated subsidiaries.

References to “the parent company” mean Enterprise GP Holdings L.P., individually as the parent company, and not on a consolidated basis. The parent company was formed in April 2005 and completed its initial public offering of 14,216,784 Units in August 2005. Private company affiliates of EPCO, Inc. owned the predecessor of the parent company. The parent company is owned 99.99% by its limited partners and 0.01% by its general partner, EPE Holdings, LLC (“EPE Holdings”). EPE Holdings is a wholly owned subsidiary of Dan Duncan LLC, the membership interests of which are owned by Dan L. Duncan.

References to “Enterprise Products Partners” mean the business and operations of Enterprise Products Partners L.P. and its consolidated subsidiaries, including Duncan Energy Partners L.P. Enterprise Products Partners is a publicly traded Delaware limited partnership, the registered limited partnership interests of which are listed on the NYSE under the ticker symbol “EPD.” References to “EPGP” mean Enterprise Products GP, LLC, which is the general partner of Enterprise Products Partners.

References to “TEPPCO” mean the business and operations of TEPPCO Partners, L.P. and its consolidated subsidiaries. TEPPCO is a publicly traded Delaware limited partnership, the registered limited partnership interests of which are listed on the NYSE under the ticker symbol “TPP.” References to “TEPPCO GP” mean Texas Eastern Products Pipeline Company, LLC, which is the general partner of TEPPCO.

References to “Energy Transfer Equity” mean the business and operations of Energy Transfer Equity, L.P. and its consolidated subsidiaries, which include Energy Transfer Partners, L.P. (“ETP”). Energy Transfer Equity is a publicly traded Delaware limited partnership, the registered limited partnership interests of which are listed on the NYSE under the ticker symbol “ETE.” The general partner of Energy Transfer Equity is LE GP, LLC (“ETEGP”).

References to “EPCO” mean EPCO, Inc., which is a related party affiliate to all of the foregoing named entities. Mr. Duncan is the Chairman and controlling shareholder of EPCO.

The parent company, Enterprise Products Partners, EPGP, TEPPCO, TEPPCO GP and EPCO are affiliates under common control of Mr. Duncan. Enterprise Products Partners and TEPPCO and their respective general partners have been under Mr. Duncan’s indirect control for all periods presented in the press release and this Current Report on Form 8-K. We account for our investments in Energy Transfer Equity and ETEGP using the equity method of accounting since we do not control such entities.

Basis of Financial Statement Presentation

Effective with the second quarter of 2007, our consolidated and parent-only financial statements and related information were recast to reflect the acquisition of ownership interests in TEPPCO and TEPPCO GP (including associated TEPPCO incentive distribution rights (“IDRs”)) in May 2007 and the reorganization of our business segments. TEPPCO and TEPPCO GP have been under common control with the parent company since February 2005. For additional information regarding the recast of our financial statements for common control considerations, please refer to our Current Report on Form 8-K dated September 21, 2007.

In most circumstances, accounting principles generally accepted in the United States of America (“GAAP”) requires a general partner to consolidate the financial statements of its respective underlying limited partnership due to the general partner’s ability to control the actions of such limited partnership. As a result, our general purpose financial statements reflect the consolidated results of (i) EPGP with those of Enterprise Products Partners and (ii) TEPPCO GP with those of TEPPCO. We control both EPGP and TEPPCO GP through our ownership of 100% of the membership interests in each of EPGP and TEPPCO GP. The acquisitions of ownership interests in TEPPCO and TEPPCO GP were accounted for at historical costs as a reorganization of entities under common control in a manner similar to a pooling of interests.

Basis of Financial Information pertaining to EPGP and Enterprise Products Partners. The parent company acquired its investments in Enterprise Products Partners and EPGP in August 2005 from private company affiliates of EPCO under the common control of Mr. Duncan. The parent company owns 13,454,498 common units of Enterprise Products Partners and 100% of the membership interests of EPGP, which is entitled to 2% of the cash distributions paid by Enterprise Products Partners as well as the associated IDRs of Enterprise Products Partners.

Basis of Financial Information pertaining to TEPPCO GP and TEPPCO. The parent company acquired 4,400,000 common units of TEPPCO and 100% of the membership interests of TEPPCO GP (including associated TEPPCO IDRs) in May 2007 from private company affiliates of EPCO under the common control of Mr. Duncan. TEPPCO GP is entitled to 2% of the cash distributions paid by TEPPCO as well as the associated IDRs of TEPPCO. Our recast consolidated and parent-only financial statements reflect ownership of 100% of the membership interests in TEPPCO GP and associated TEPPCO IDRs (equivalent to the current IDR structure) for all periods presented.

All earnings derived from TEPPCO IDRs and TEPPCO common units in excess of those allocated to the parent company are presented as a component of minority interest in our consolidated financial statements. In addition, the former owners of the TEPPCO and TEPPCO GP interests and rights were allocated all cash receipts from these investments during the periods they owned such interests prior to May 7, 2007.

Basis of Financial Information pertaining to Energy Transfer Equity and ETEGP. The parent company acquired 38,976,090 common units of Energy Transfer Equity and approximately 34.9% of the membership interests in ETEGP for $1.65 billion in cash in May 2007. Energy Transfer Equity owns limited partner interests and the general partner interest in Energy Transfer Partners, L.P., a publicly traded partnership. We account for our investments in Energy Transfer Equity and ETEGP using the equity method of accounting.

Revised Business Segments. Our business segment disclosures reflect the parent company’s new equity investments and sources of cash flows. Our reorganized business segments reflect the manner in which these investments are managed and reviewed by the chief executive officer of our general partner, who is our chief operating decision maker. The reportable segments are (i) Investment in Enterprise Products Partners, (ii) Investment in TEPPCO and (iii) Investment in Energy Transfer Equity.

Our Investment in Enterprise Products Partners segment reflects the consolidated operations of Enterprise Products Partners and its general partner, EPGP. Our Investment in TEPPCO segment reflects the consolidated operations of TEPPCO and its general partner, TEPPCO GP. As discussed previously, the Investment in TEPPCO segment represents the historical operations of TEPPCO and TEPPCO GP that were under common control with us prior to our acquisition of such interests in May 2007. TEPPCO and Enterprise Products Partners are joint venture partners in Jonah Gas Gathering Company (“Jonah”), which owns a natural gas gathering pipeline located in southwest Wyoming (the “Jonah system”). Within their respective financial statements, Enterprise Products Partners and TEPPCO account for their individual ownership interests in Jonah using the equity method of accounting. As a result of common control at the parent company-level, we classify the assets and results of operations from Jonah within our Investment in TEPPCO segment. The Investment in Energy Transfer Equity segment reflects our equity method investment in Energy Transfer Equity and ETEGP.

Use of Non-GAAP Financial Measures

The press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of distributable cash flow. Exhibit C provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated in accordance with GAAP. Distributable cash flow should not be considered an alternative to GAAP measures such as net income, net cash flow provided by operating activities or any other GAAP measure of liquidity or financial performance.

We define distributable cash flow as cash distributions expected to be received from the parent company’s investments in limited partner and general partner interests (including related IDRs) less parent company cash expenses and general and administrative and similar costs of EPGP and TEPPCO GP on a standalone basis. Distributable cash flow is a significant liquidity metric used by senior management to compare net cash flow generated by the parent company’s investments to the cash distributions the parent company is expected to pay its partners. Using this metric, senior management can quickly compute the coverage ratio of estimated cash flow to planned cash distributions.

Distributable cash flow is an important non-GAAP financial measure for the parent company’s unitholders since it indicates to investors whether or not the parent company’s investments are generating cash flow at a level that can sustain or support an increase in quarterly cash distribution levels. Financial metrics such as distributable cash flow are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which, in turn, is based on the amount of cash distributions a partnership pays to a unitholder).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Enterprise GP Holdings L.P. press release dated February 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC,
its General Partner

Date: February 12, 2008	By: ___/s/ Michael J. Knesek_____________________
Name:	Michael J. Knesek
Title:	Senior Vice President, Controller and Principal
Accounting Officer of EPE Holdings, LLC

Exhibit Index

Exhibit No.	Description

99.1	Enterprise GP Holdings L.P. press release dated February 12, 2008.